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                                                                    Exhibit 23.2
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                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------

We consent to the incorporation by reference in this Registration Statement of Pennsylvania Power & Light Company on Form S-4 of our report dated February 3, 1995, appearing in the Annual Report on Form 10-K of Pennsylvania Power & Light Company for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Proxy Statement and Prospectus, which is part of this Registration Statement.

                                       /s/ Deloitte & Touche LLP

                                       DELOITTE & TOUCHE LLP
March 3, 1995